Exhibit 99.1

Karman Space & Defense Reports First Quarter Fiscal Year 2025 Financial Results

HUNTINGTON BEACH, Calif., May 13, 2025 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicle, satellite, spacecraft, missile defense, hypersonic and UAS customers, today reported first quarter fiscal year 2025 financial results.

First Quarter 2025 and Recent Highlights

•
Produced record quarterly revenue of $100.1 million , up 20.6% year over year
•
Incurred net loss of $4.8 million and loss per fully diluted share of $0.04, primarily as a result of share-based compensation expenses triggered by the Company’s February 2025 initial public offering
•
Delivered record quarterly non-GAAP adjusted EBITDA of $30.3 million and non-GAAP adjusted earnings per fully diluted share of $0.05, up 24.7% and 67% year over year, respectively
•
Achieved record funded backlog of $636.4 million at the end of the first quarter of 2025, up 9.8% compared to the end of the fourth quarter of 2024
•
Successfully closed $300 million Term Loan B and $50 million revolving credit facility to refinance existing debt, reducing interest rate and extending maturities by seven and five years, respectively
•
Acquired MTI to strengthen our design and manufacturing capabilities, expand our customer and program reach and increase revenue and adjusted EBITDA

“Our strong momentum exiting 2024 continued into the first quarter of 2025 with record quarterly revenue, adjusted EBITDA and funded backlog,” said Tony Koblinski, chief executive officer of Karman Space & Defense “Our team delivered double-digit, year-over-year revenue growth in each of our three end markets, a 450 basis point increase in gross margin and a 25 percent increase in adjusted EBITDA.

Record first quarter revenue and growth in funded backlog improved our visibility to the midpoint of our 2025 revenue guidance range to 95 percent at the end of April. This high level of visibility increases our confidence in achieving our full year revenue objective of $423 million to $433 million.

Karman represents a new kind of space and defense company. We are a vertically integrated, technology-enabled merchant supplier to virtually every prime contractor across space, missile, missile defense and tactical uncrewed domains. We design, develop, test and manufacture a broad range of integrated system solutions using a wide array of capabilities that we have spent decades perfecting. Only three months since our IPO and we have strengthened our balance sheet, strategically deployed capital to acquire MTI and enhanced our alignment with some of the highest priority initiatives in the U.S. Department of Defense and with the growth of the commercial space industry.” Koblinski added.

First Quarter 2025 Financial Results

	Three Months Ended March 31,		Change
(unaudited, in thousands, except percentage)	2025	2024	Year Over Year
Hypersonics and Strategic Missile Defense	$30,056	$24,822	up 21.1%
Space and Launch	33,875	30,256	up 12.0%
Tactical Missile and Integrated Defense Systems	36,197	27,928	up 29.6%
Total Revenue	$100,128	$83,006	up 20.6%

The increase in total revenue reflected net organic growth across all end-markets and our diversified portfolio of more than 70 customers and more than 100 programs.

Growth in Hypersonics and Strategic Missile Defense revenue was driven by a net increase in funded development and production programs, primarily progress on the Next Generation Interceptor (“NGI”) program, partially offset by a decrease in revenue from another development program that did not advance to production.

Space and Launch revenue grew as a result of a net increase in funded development and production programs, partially offset by a decrease in revenue from the Space Launch Systems (“SLS”). A projected increase in U.S. space launch cadence from commercial and defense missions supports continued revenue growth in and beyond the current fiscal year.

Tactical Missiles and Integrated Defense Systems revenue grew as a result of a net increase from key programs entering or continuing their production phases within their program lifecycles, partially offset by temporary declines in other programs. This market’s growth continues to be supported by successful system deployments to active conflict zones, the replenishment of U.S. military inventories and continued investment in next-generation capabilities.

Funded Backlog

As of March 31, 2025, total funded backlog was $636.4 million, which represents the total invoiceable value of existing contracts, less amounts previously invoiced. Contract types include but are not limited to purchase orders, long term agreements and contractual authorization to proceed.

Business Outlook for the Full Year 2025

For the full fiscal year 2025, the Company reaffirms its expectations for total revenue of between $423 million and $433 million, and non-GAAP Adjusted EBITDA of between $132 million and $137 million.

Non-GAAP adjusted EBITDA is provided in the full year 2025 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense Inc. will host a conference call and live webcast today, Tuesday, May 13, 2025, at 1:30 pm Pacific Time. Hosting the call and webcast to review results for the first quarter of fiscal year 2025 will be Tony Koblinski, Chief Executive Officer; Mike Willis, Chief Financial Officer; Jonathan Beaudoin, Chief Operating Officer; and Steven Gitlin, Vice President, Investor Relations.

Investors may dial into the call using the following telephone numbers: +1 (800) 715-9871 (U.S. toll free) or +1 (646) 307-1963 (U.S. local or international) entering Conference ID: 4015462. Please allow ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Holdings Inc. website, https://investors.karman-sd.com/overview/default.aspx. Please allow ten minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the fiscal first quarter fiscal year 2025 may be accessed https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.karman-sd.com. The audio replay will also be available via telephone from Tuesday, May 13, 2025, at approximately 7:00 p.m. Pacific Time through Tuesday, May 20, 2025 at 11:59 p.m. Pacific Time. Dial toll-free +1 (800) 770-2030 or international toll +1 (609) 800-9909 and use Playback ID: 4015462.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicles, satellites and spacecraft, missile defense, hypersonics and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 70 prime contractors supporting more over 100 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website,  Karman-SD.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (Adjusted EPS). We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

EBITDA/Adjusted EBITDA - We define EBITDA as our net income before income taxes, depreciation and amortization and interest expense. References to Adjusted EBITDA refer to EBITDA plus, as applicable for each period any non-cash share-based compensation expenses, including non-cash gains and losses on equity, non-cash gains and losses on derivative instruments associated with equity, termination expenses, and personnel expenses from discontinued operations. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business such as entity wide re-branding initiatives or acquisition integration costs. Adjusted EBITDA excludes the costs associated with lender and administrative agent fees associated with one-off amendments, as these are not directly related to the operations of the business and are non-recurring. Lastly, management excludes other non-recurring costs including net gains from disposition of assets, non-cash gains and losses from any hedging arrangements, non-cash impairment losses, business interruption insurance proceeds, and any non-recurring transaction expenses.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding transaction related expenses, integration expenses and non-recurring costs, lender and administrative agent fees and share-based compensation as they are not representative of our operating performance.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.govunder Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Karman Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$113,679	$11,530
Accounts receivable, net	47,768	55,220
Contract assets	122,154	107,222
Inventory	10,417	9,883
Prepaid and other current assets	7,522	17,856
Total current assets	301,540	201,711
Property, plant and equipment	93,098	87,832
Less accumulated depreciation	(29,734)	(26,952)
Net property, plant and equipment	63,364	60,880
Other assets
Goodwill	225,146	225,146
Intangible assets, net	204,575	208,952
Operating lease right-of-use assets	5,721	6,071
Finance lease right-of-use assets	67,852	70,013
Other assets	7,195	1,187
Total other assets	510,489	511,369
Total assets	$875,393	$773,960
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$25,445	$28,296
Accrued payroll and related expenses	8,289	11,249
Contract liabilities	26,001	29,868
Short term operating lease liabilities	1,468	1,533
Short term finance lease liabilities	4,043	3,980
Short term notes payable, net of debt issuance costs	7,140	7,140
Income taxes payable	16,817	20,054
Other current liabilities	1,062	12,487
Total current liabilities	90,265	114,607
Long-term liabilities
Revolving line of credit	—	25,000
Long-term notes payable, net of current portion and net of debt issuance costs	325,419	326,920
Noncurrent operating lease liabilities, net of current portion	5,037	5,338
Noncurrent finance lease liabilities, net of current portion	76,565	77,957
Other liabilities	2,746	2,772
Deferred tax liabilities	26,443	25,370
Total long-term liabilities	436,210	463,357
Total liabilities	526,475	577,964
Equity:
Preferred stock, $0.001 par value; authorized — 100,000,000 shares; issued and outstanding — none	—	—
Common stock; $0.001 par value; authorized — 1,000,000,000 shares; issued and outstanding — 132,174,593 and none, respectively	132	—
Additional paid in capital	361,846	204,258
Accumulated other comprehensive income	75	75
Accumulated deficit	(13,135)	(8,337)
Stockholders' equity and members' equity, respectively	348,918	195,996
Total liabilities and equity	$875,393	$773,960

Karman Holdings, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$100,124	$83,006
Cost of goods sold	60,673	54,006
Gross profit	39,451	29,000
Operating expenses
General and administrative expenses	23,288	10,089
Depreciation and amortization expense	6,200	5,412
Operating expenses	29,488	15,501
Net operating income	9,963	13,499
Interest expense, net	(11,373)	(12,060)
Other income (expense)	(80)	770
Income (Loss) before provision for income taxes	(1,490)	2,209
Provision for income taxes	(3,308)	(87)
Net income (loss)	(4,798)	2,122
Net income (loss) per common share and unit, basic and diluted, respectively	$(0.04)	$0.01
Weighted-average common share and units outstanding, basic and diluted, respectively	132,175	166,776

Karman Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	For the three months ended March 31,
(unaudited, in thousands, except percent)	2025	2024
GAAP net (loss) income	$(4,798)	$2,122
Income tax provision	3,308	87
Depreciation and amortization[1]	8,869	7,350
Interest expense, net	11,373	12,060
EBITDA	18,752	21,619
Transaction-related expenses[2]	1,962	2,011
Integration expenses and non-recurring restructuring costs[3]	261	416
Lender and administrative agent fees[4]	1,260	—
Share-based compensation[5]	8,084	251
Adjusted EBITDA	$30,319	$24,297
Revenue	$100,124	$83,006
Net (loss) income margin	(4.8%)	2.6%
Adjusted EBITDA margin	30.3%	29.3%

	For the three months ended March 31,
(unaudited)	2025	2024
GAAP net (loss) income per share and unit, respectively	$(0.04)	$0.01
Transaction-related expenses[2]	0.02	0.01
Integration expenses and non-recurring restructuring costs[3]	—	0.01
Lender and administrative agent fees[4]	0.01	—
Share-based compensation[5]	0.06	—
Adjusted EPS	$0.05	$0.03

1.
Depreciation and amortization expense includes allocated depreciation and amortization from cost of goods sold.
2.
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. During the periods presented, these costs were incurred for due diligence and legal fees related to an acquisition of equipment and intangible assets. Additionally, the Company incurred certain professional service fees related to its IPO that did not meet the requirements to be deferred issuance costs, these costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance. During the three months ended March 31, 2025, the $1.9 million was mostly related to such IPO related expenses.
3.
These costs include company-wide system implementation expenses and company re-branding costs. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.
4.
Reflects non-recurring lender fees associated with one-off amendments to the Company’s credit agreement, separate from ongoing administrative fees.
5.
Reflects share-based compensation expenses associated with the Company’s P Units and Phantom Units that were fully vested in connection with the completion of the Company’s IPO in February 2025.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com